Exhibit 1.1

$250,000,000

TWO HARBORS INVESTMENT CORP.

6.25% Convertible Senior Notes due 2022

UNDERWRITING AGREEMENT

January 13, 2017

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, N.Y. 10010-3629

Dear Sirs:

1.                                      Introductory. Two Harbors Investment Corp., a Maryland corporation (the “Company”), agrees with Credit Suisse Securities (USA) LLC (the “Underwriter”) to issue and sell to the Underwriter $250,000,000 aggregate principal amount (the “Firm Securities”) of its 6.25% Convertible Senior Notes due 2022 (the “Securities”), and also proposes to issue and sell to the Underwriter, at the option of the Underwriter, an aggregate of not more than $37,500,000 additional aggregate principal amount (the “Optional Securities”) of its Securities as set forth below, all to be issued under an indenture, dated as of the First Closing Date (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, as supplemented by a supplemental indenture, dated as of the First Closing Date (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

2.                                      Representations and Warranties of the Company and Representations and Warranties of the Manager.

(a)                                 The Company represents and warrants to, and agrees with, the Underwriter that:

(i)             Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-204216), including a related prospectus or prospectuses, covering the registration of the Offered Securities and the Underlying Shares under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 8:55 a.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and the Underlying Shares and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule A to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Trust Indenture Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules (the “Exchange Rules”) of the New York Stock Exchange (the “NYSE”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities and the Underlying Shares (including the documents incorporated by reference therein) that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that such form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Underlying Shares” means shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company into which the Securities are convertible (subject to the Company’s right to pay cash, in whole or in part, upon conversion of the Offered Securities in satisfaction of the Company’s conversion obligation).

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)                                  Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities, and (D) on each Closing Date, the Registration Statement conformed and will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) (A) on its date,

(B) at the time of filing of the Final Prospectus pursuant to Rule 424(b), and (C) on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(iii)                               Shelf Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement.  If, immediately prior to the third anniversary of the initial effective time of the Registration Statement, any of the Offered Securities remain unsold by the Underwriter, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Offered Securities and the Underlying Shares, in a form satisfactory to the Underwriter, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities and the Underlying Shares to continue as contemplated in the expired registration statement relating to the Offered Securities and the Underlying Shares.  References herein to the Registration Statement shall include such new shelf registration statement.

(iv)                              Ineligible Issuer Status. (A) At the earliest time after the initial filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405, or (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405. At the time the Company or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c)) made any offer in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(v)                                 General Disclosure Package. As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated January 12, 2017, including the base prospectus, dated May 15, 2015 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule A to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.

(vi)                              Incorporated Documents. The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, when they were filed with the Commission or became effective, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectus when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vii)                           Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(viii)                                                Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(ix)                              Subsidiaries. Each subsidiary of the Company has been duly incorporated or organized and is existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock or membership interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or membership interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(x)                                 Execution and Delivery of Indenture.  The Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized by the Company and, when the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date, the Indenture will have been duly executed and delivered by the Company, such Offered Securities will have been duly executed, authenticated, issued and delivered by the Company, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(xi)                              Offered Securities and Underlying Shares.  When the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date, such Offered Securities will be convertible into the Underlying Shares of the Company in accordance with the terms of the Indenture; the maximum number of Underlying Shares initially issuable upon conversion of the Offered Securities (including any Underlying Shares to be issued upon conversion of the Offered Securities in connection with a make-whole adjustment event or through operation of any incremental share factor) have been duly authorized and reserved for issuance upon such conversion, conform to the information in the General Disclosure Package and to the description of such Underlying Shares contained in the Final Prospectus; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and when issued upon conversion the Underlying Shares will be, validly issued, fully paid and nonassessable; the stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares, and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no outstanding (a) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (b) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (c) obligations of the Company to issue or sell any shares of capital stock, partnership interests or membership interests, as applicable, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(xii)                           No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company or any of its affiliates, including, but not limited to, PRCM Advisers LLC (the “Manager”) and Pine River Capital Management L.P., a Delaware limited partnership (“Pine River”), or any of their respective direct or indirect subsidiaries, and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xiii)                        Registration Rights. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.

(xiv)                       Listing. On the Closing Date, the maximum number of Underlying Shares initially issuable upon conversion of the Offered Securities (including any Underlying Shares to be issued upon conversion of the Offered Securities in connection with a make-whole adjustment event or through operation of any incremental share factor), assuming the Company elects to issue and deliver solely shares of Common Stock in respect of all such conversions, will be approved for listing on the NYSE.

(xv)                          Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement or the Indenture in connection with the offering, issuance and sale of the Offered Securities and the Underlying Shares by the Company, except such as have been obtained, or made and such as may be required under state securities laws.

(xvi)                       Title to Property. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xvii)                    Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Indenture, and this Agreement, and the issuance and sale of the Offered Securities and the Underlying Shares and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (A) the Organizational Documents of the

Company or any of its subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (C) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except in the cases of clauses (B) and (C) only, for such defaults, violations, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect and as would not materially adversely affect the Company’s ability to perform its obligations hereunder; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries; the term “Organizational Documents” as used herein means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational documents and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; and (d) in the case of any other entity, the organizational and governing documents of such entity.

(xviii)                 Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect and as would not materially adversely affect the Company’s ability to perform its obligations hereunder.

(xix)                       Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xx)  Authorization and Enforceability of Management Agreement. Each of the Management Agreement, dated October 28, 2009, by and among the Company and the Manager, the First Amendment to Management Agreement, dated December 19, 2012 and the Second Amendment to the Management Agreement, dated November 3, 2014 (together, the “Management Agreement”), by and among the Company, Two Harbors Operating Company LLC and the Manager has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(xxi)                       Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(xxii)                    Absence of Labor Dispute. No labor dispute exists between any officers or other key persons of the Company or the Manager named in the General Disclosure Package and the Final Prospectus (each, a “Company-Focused Professional”) on the one hand and the employer of each such individual on the other hand nor, to the knowledge of the Company, is such a labor dispute imminent that could have a Material Adverse Effect; and to the knowledge of the Company, no labor dispute exists between any employee of the Company or the Manager on the one hand and the employer of each such individual on the other hand nor, to the knowledge of the Company, is such a labor dispute imminent that could have a Material Adverse Effect.

(xxiii)                 Employment; Noncompetition; Nondisclosure. Neither the Company nor, to the best of the Company’s knowledge, any employer of any Company-Focused Professional has been notified that any such Company-Focused Professional plans to terminate his or her employment with his or her employer. Neither the Company nor, to the best of the Company’s knowledge, any Company-Focused Professional is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the General Disclosure Package and the Final Prospectus.

(xxiv)                Accurate Disclosure.  The disclosure set forth in (A) the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 under the headings “Our Business—Management Agreement” and “Our Business—Operating and Regulatory Structure”, (B) the Company’s Definitive Proxy Statement on Schedule 14A filed on March 31, 2016, under the heading

“Certain Relationships and Related Party Transactions — Transactions with Related Persons,” and (C) in the General Disclosure Package and the Final Prospectus under the headings “Description of Capital Stock”, “Description of Debt Securities,” “Description of the Notes,” “Certain Provisions of the Maryland General Corporation Law and Two Harbors’ Charter and Bylaws”, “U.S. Federal Income Tax Considerations,” “Additional U.S. Federal Income Tax Considerations” and “Underwriting”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxv)                   Possession of Intellectual Property. The Company does not have any trademark, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property that is material to the present or proposed business activities of the Company as described in the General Disclosure Package and the Final Prospectus.

(xxvi)                Absence of Manipulation. None of the Company, the Manager or their respective subsidiaries or affiliates has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxvii)             Pine River-Related Data. Any financial or other data regarding Pine River and its direct and indirect subsidiaries, including but not limited to, the Manager that is included in a Registration Statement, a Statutory Prospectus or the General Disclosure Package is derived from Pine River’s accounting or other applicable records and is accurate in all material respects.

(xxviii)          Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(xxix)                Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package and the Final Prospectus, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (A)

transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“US GAAP”) and to maintain accountability for assets; (C) receipts and expenditures are being made only in accordance with management’s general or specific authorization; (D) access to assets is permitted only in accordance with management’s general or specific authorization; and (E) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxx)                   Litigation. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(xxxi)                Financial Statements. The financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with US GAAP applied on a consistent basis and the schedules included in each Registration Statement present fairly the information required to be stated therein. The summary and selected financial and statistical data included in the Registration Statement, the General Disclosure Package and the Final Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. There are no financial statements that are required to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required.

(xxxii)             Non-GAAP Financial Measures. All “non-GAAP financial measures” (as defined in the Rules and Regulations) included in the Registration Statement, the General Disclosure Package or the Final Prospectus comply with the requirements of Regulation G and Item 10 of Regulation S-K under the Rules and Regulations.

(xxxiii)          XBRL Data. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxxiv)         No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Prospectus (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse, (B) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (C) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, (D) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Final Prospectus and (E) there has not been any obligation, direct or contingent, which is material to the Company taken as a whole, incurred by the Company, except obligations incurred in the ordinary course of business.

(xxxv)            Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) or an entity controlled by an investment company.

(xxxvi)         Ratings.  No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(d)(ii) hereof.

(xxxvii)                Insurance. The Company and each of its subsidiaries is insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; none of the Company or any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company has obtained directors’ and officer’s insurance in such amounts as is customary for companies engaged in the type of business conducted by the Company.

(xxxviii)             Tax Law Compliance. The Company and its subsidiaries have filed all federal and state income/franchise tax returns and all other material tax returns in a timely manner, and all such tax returns are correct and complete in all material respects, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings.

(xxxix)                   Real Estate Investment Trust. The Company has made a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the United States Internal Revenue Code of 1986, as amended (the “Code”) for its taxable year ended December 31, 2009. Commencing with its taxable year ended December 31, 2009, the Company has been organized and operating in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s actual and proposed method of operation as set forth in each Registration Statement, the General Disclosure Package and each Statutory Prospectus does and will enable it to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, General Disclosure Package and each Statutory Prospectus are true, complete and correct in all material respects.

(xl)                                   Description of Organization and Method of Operation. The description of the Company’s organization and actual and proposed method of operation and its qualification and taxation as a REIT set forth in each Registration Statement, the General Disclosure Package and each Statutory Prospectus is accurate and presents fairly the matters referred to therein in all material respects; the Company’s operating policies and investment guidelines described in each Registration Statement, the General Disclosure Package and each Statutory Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(xli)                                Anti-Corruption. None of the Company nor any of its subsidiaries or affiliates, nor any director, officer or employee of the Company, nor, to the Company’s knowledge, any Company-focused Professional, any other employee of the Manager providing services to the Company as described in the General Disclosure Package and the Final Prospectus, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(xlii)                             Anti-Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or to the best knowledge of the Company threatened or contemplated.

(xliii)                          Economic Sanctions. None of the Company nor any of its subsidiaries, nor any director, officer, employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC), the United Nations Security Council (UN), the European Union (EU), Her Majesty’s Treasury (UK HMT), the Swiss Secretariat of Economic Affairs (SECO), the Hong Kong Monetary Authority (HKMA), the Monetary Authority of Singapore (MAS), or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria); the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and for the past five years, the Company and its subsidiaries have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(b)                                 The Manager represents and warrants to, and agrees with, the Underwriter that:

(i)                                     Manager-Related Disclosure. Any information regarding the Manager and/or its subsidiaries that is included in a Registration Statement, a Statutory Prospectus or the General Disclosure Package is derived from the Manager’s accounting or other applicable records and is accurate in all material respects.

(ii)                                  Good Standing of the Manager. The Manager has been duly organized and is existing and in good standing under the laws of the State of Delaware, with the limited liability company power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Manager is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

(iii)                               Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the transactions contemplated thereby, including the issuance and sale of the Offered Securities and the Underlying Shares will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Manager or any of its subsidiaries pursuant to, the Organizational Documents of the Manager or any of its subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Manager or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Manager or any of its subsidiaries is a party or by which the Manager or any of its subsidiaries is bound or to which any of the properties of the Manager or any of its subsidiaries is subject.

(iv)                              Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Manager.

(v)                                 Authorization and Enforceability of Management Agreement. The Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager enforceable against the Manager in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(vi)                              Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities and the Underlying Shares, except such as have been obtained, or made and such as may be required under state securities laws.

(vii)                           Possession of Licenses and Permits. The Manager and its subsidiaries possess, and are in compliance with the terms of, all adequate Licenses necessary or material to the conduct of the business of the Manager with respect to the Company now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Manager or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(viii)                        No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Prospectus, there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Manager and its subsidiaries, taken as a whole, that is material and adverse to the Company or that would prevent the Manager from carrying out its obligations under this Agreement or the Management Agreement.

(ix)                              Employment; Noncompetition; Nondisclosure. To the knowledge of the Manager no officers or other key persons of the Manager and its affiliates named in the General Disclosure Package and the Final Prospectus, or a significant number of members of the Manager’s fixed income investment team plans to terminate his or her employment with the Manager or its affiliates. Neither the Manager nor, to the best of the Manager’s knowledge, any officers or other key persons of the Manager named in the General Disclosure Package and the Final Prospectus is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the General Disclosure Package and the Final Prospectus.

(x)                                 Absence of Manipulation. The Manager has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xi)                              Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Manager or any of its subsidiaries or any of their respective properties that, if determined adversely to the Manager or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Manager to perform its obligations under this Agreement or the Management Agreement; and, to the Manager’s knowledge, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated.

(xii)                           Investment Advisers Act. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended (“Advisers Act”), or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xiii)                        Insurance. The Manager and each of its subsidiaries is insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Manager or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; none of the Manager or any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Manager has obtained directors’ and officer’s insurance in such amounts as is customary for companies engaged in the type of business conducted by the Manager.

(xiv)                       Internal Controls. The Manager maintains a system of internal controls in place sufficient to provide reasonable assurance that (A) the transactions that may be effectuated by the Manager under the Management Agreement are executed in accordance with its management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with the internal polices, controls and procedures of the Manager.

(xv)                          Compliance. The Manager is in compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xvi)                       Investment Strategy. The Company’s investment strategy described in the Registration Statement, the General Disclosure Package and each Statutory Prospectus accurately reflect in all material respects the current intentions of the Manager with respect to the operation of the Company’s business, and no material deviation from such investment strategy is currently contemplated.

3.                                      Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of 98.25% of the principal amount thereof, the Firm Securities.

(a)                                 The Company will deliver a global note representing the Firm Securities through the facilities of The Depositary Trust Company (“DTC”) to or as instructed by the Underwriter for the account of the Underwriter in a form reasonably acceptable to the Underwriter against payment of the purchase price by the Underwriter in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Company at the office of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), at 10 A.M., New York time, on January 19, 2017, or at such other time not later than seven (7) full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Skadden at least 24 hours prior to the First Closing Date.

(b)                                 In addition, upon written notice from the Underwriter given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriter may purchase all or less than all of the Optional Securities at the purchase price per principal amount of Securities (including any accrued interest thereon to the related Optional Closing Date) to be paid for the Firm Securities. The Company agrees to sell to the Underwriter the principal amount of Optional Securities specified in such notice and the Underwriter agrees to purchase such Optional Securities. The Optional Securities may be purchased by the Underwriter only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriter to the Company.

(c)                                  Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Underwriter but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the global note representing the Optional Securities being purchased on each Optional Closing Date through the facilities of DTC to or as instructed by the Underwriter for the account of the Underwriter in a form reasonably acceptable to the Underwriter against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Company at the above office of Skadden. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Skadden at a reasonable time in advance of such Optional Closing Date.

4.                                      Offering by Underwriter. It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.             Certain Agreements of the Company and the Manager.

(a)           The Company agrees with the Underwriter that:

(i)         Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus, in a form approved by the Underwriter), pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Underwriter, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.

(ii)        Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Underwriter of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will not effect such amendment or supplementation without the Underwriter’s consent, which shall not be unreasonably withheld or delayed; and the Company will also advise the Underwriter promptly of (A) the filing or effectiveness of any such amendment or supplement, (B) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (C) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)       Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Underwriter or any dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriter and the dealers and any other dealers upon request of the Underwriter, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(iv)       Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(v)        Furnishing of Prospectuses. The Company will furnish to the Underwriter conformed copies of the Registration Statement (which will include all exhibits), any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriter requests. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

(vi)       Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(vii)      Reporting Requirements. During the period of five (5) years hereafter, the Company will furnish to the Underwriter, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Underwriter (A) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (B) from time to time, such other information concerning the Company as the Underwriter may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”), it is not required to furnish such reports or statements to the Underwriter.

(viii)     Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to (A) any filing fees and other expenses (other than fees and disbursements of counsel to the Underwriter) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and the preparation and printing of memoranda relating thereto,  (B) any fees charged by investment rating agencies for the rating of the Offered Securities, (C) costs and expenses, if any, related to the review by the Financial Industry Regulatory Authority (“FINRA”) of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriter relating to such review), subject to a maximum of $5,000 for any such FINRA review-related costs and expenses, (D) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, (1) any travel expenses of the Company’s officers and employees, and (2) any other expenses of the Company, (E) the fees and expenses incident to listing the Underlying Shares on the NYSE and other national and foreign exchanges, (F) the fees and expenses in connection with the registration of the Offered Securities and the Underlying Shares under the Act and the Exchange Act, (G) fees and expenses of the Trustee including fees and expenses of counsel, (H) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriter, and (I) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(ix)       Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to the Underwriter or any affiliate of the Underwriter.

(x)        Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(xi)       Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities, any securities of the Company that are substantially similar to the Securities, any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for any of its Securities or shares of its Common Stock (“Lock-Up Securities”): (A) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (B) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (C) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (D) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (E) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Underwriter; provided, however, that the Company may (1) file a registration statement on Form S-8 with respect to the Company’s Second Restated 2009 Equity Incentive Plan (as described in the General Disclosure Package and the Final Prospectus) and grant Common Stock-based awards to the Company’s directors and personnel of the Manager under such Plan in the ordinary course consistent with past practice, and (2) issue and sell shares of Common Stock pursuant to its dividend reinvestment and direct share purchase plan. The initial Lock-Up Period will commence on the date hereof and continue for 60 days after the date hereof or such earlier date that the Underwriter consents to in writing.

(xii)      Qualification and Taxation as a REIT. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2017, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company and its shareholders to be so qualified.

(xiii)     Investment Company.  The Company and its subsidiaries will conduct their businesses in a manner so as to not be required to register under the Investment Company Act.

(xiv)    Listing.  The Company will use its best efforts to effect and maintain the listing of the Common Stock on the NYSE.  The Company will use its commercially reasonable efforts to effect and maintain the listing of the Underlying Shares on the NYSE for so long as any Offered Securities are outstanding.

(xv)     Underlying Shares.  The Company will reserve and keep available at all times, free of pre-emptive rights, the maximum number of Underlying Shares initially issuable upon conversion of the Offered Securities (including any Underlying Shares to be issued upon conversion of the Offered Securities in connection with a make-whole adjustment event or through operation of any incremental share factor), assuming the Company elects to issue and deliver solely shares of Common Stock in respect of all such conversions. The Company shall maintain, at its expense, a registrar and transfer agent for the Underlying Shares.

(b)           The Manager agrees with the Underwriter that:

(i)         Absence of Manipulation. The Manager will not, and will cause its subsidiaries and affiliates over which the Manger exercises control not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(ii)        Restriction on Sale of Securities. The Manager shall abide by the terms of the letter set forth in Annex IV to this Agreement.

6.             Free Writing Prospectuses.

(a)           Issuer Free Writing Prospectuses. Each of the Company and the Manager represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(b)           Term Sheets.  The Company will prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Underwriter, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Offered Securities.  Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.  The Company also consents to the use by the Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Offered Securities or their offering or (y) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7.             Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Manager herein (as though made on such Closing Date), to the accuracy of the statements of officers of the Company and the Manager made pursuant to the provisions hereof, to the performance by the Company and the Manager of their obligations hereunder and to the following additional conditions precedent:

(a)           Accountants’ Comfort Letter. The Underwriter shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young LLP, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in the form and substance satisfactory to the Underwriter (except that, in any letter dated a Closing Date, the specified date referred to in the comfort letters shall be a date no more than three days prior to such Closing Date).

(b)           CFO Certificate.  The Underwriter shall have received a certificate, dated the date hereof, of Brad Farrell, in his capacity as the Chief Financial Officer of the Company, in the form of Annex I.

(c)           Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

(d)           No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock, if any, of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Underwriter, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(e)           Opinion of Counsel for Company. The Underwriter shall have received an opinion, dated such Closing Date, of Stinson Leonard Street LLP, counsel for the Company in the form set forth on Annex II hereto.

(f)            Opinion of Counsel for Company. The Underwriter shall have received two opinions, dated such Closing Date, of Dentons US LLP, counsel for the Company in the forms set forth on Annex III-A and Annex III-B hereto.

(g)           Opinion of Counsel for Underwriter. The Underwriter shall have received from Skadden, counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)           Company Officers’ Certificate. The Underwriter shall have received a certificate, dated such Closing Date, of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.

(i)            Manager Officers’ Certificate. The Underwriter shall have received a certificate, dated such Closing Date, of the Chief Executive Officer and Chief Financial Officer of the Manager in which such officers shall state that: the representations and warranties of the Manager in this Agreement are true and correct; the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(j)            Lock-up Agreements. On or prior to the date hereof, the Underwriter shall have received a lock-up letter in the form of Annex IV hereto from the Manager and each of the Company’s directors and executive officers listed on Schedule B hereto.

(k)           Approval of Listing.  At the First Closing Date, the Underlying Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests. The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder, whether in respect of an Optional Closing Date or otherwise.

8.             Indemnification and Contribution.

(a)           Indemnification of the Underwriter. The Company will indemnify and hold harmless the Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below.

(b)           Indemnification of Company. The Underwriter will indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement, and each person, if any, who controls the Company or within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Final Prospectus: (i) the information relating to concession figures contained in the fifth paragraph under the caption “Underwriting” and (ii) the information relating to stabilizing transactions, penalty bids and syndicate covering transactions contained in the thirteenth and fourteenth paragraphs under the caption “Underwriting” and in the last sentence of the eighteenth paragraph under the caption “Underwriting.”

(c)           Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)           Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses)

received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.             Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason, the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriter pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

10.          Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriter at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company or the Manager will be mailed, delivered or telegraphed and confirmed to it at 601 Carlson Parkway, Suite 1400, Minnetonka, Minnesota 55305, Attention: Rebecca Sandberg, with a copy to Stinson Leonard Street LLP, 150 South Fifth Street, Suite 1200, Minneapolis, MN 55402 Attention: Stephen Quinlivan.

11.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

12.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13.          Absence of Fiduciary Relationship. The Company and the Manager acknowledge and agree that:

(a)           No Other Relationship. The Underwriter has been retained solely to act as underwriter in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Manager on the one hand, and the Underwriter on the other has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriter has advised or is advising the Company or the Manager on other matters;

(b)           Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms’ length negotiations with the Underwriter, and the Company and the Manager are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           Absence of Obligation to Disclose. The Company and the Manager have been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Manager, and that the Underwriter has no obligation to disclose such interests and transactions to the Company or the Manager by virtue of any fiduciary, advisory or agency relationship; and

(d)           Waiver. Each of the Company and the Manager waives, to the fullest extent permitted by law, any claims they may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriter shall have no liability (whether direct or indirect) to the Company or the Manager in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Manager, including shareholders, employees or creditors of the Company or the Manager.

14.          Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

15.          Jurisdiction. Each of the Company and the Manager hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Manager irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

16.          U.S.A. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

17.          Waiver of Jury Trial. The Company and the Manager hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Manager and the Underwriter in accordance with its terms.

Very truly yours,

TWO HARBORS INVESTMENT CORP.

By	/s/ Brad Farrell
Brad Farrell, Chief Financial Officer

PRCM ADVISERS LLC

By	/s/ Timothy O’Brien
Timothy O’Brien, Vice President and
General Counsel

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By	/s/ Nicholas J. Daly
Name:	Nicholas J. Daly
Title:	Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

1.                                      General Use Free Writing Prospectuses (included in the General Disclosure Package)

Final term sheet, dated January 13, 2017, relating to the Offered Securities.

2.                                      Other Information Included in the General Disclosure Package

None

A-1

SCHEDULE B

List of Persons and Entities Executing Lock-up Agreements

Thomas Siering

Brad Farrell

William Roth

Brian C. Taylor

Stephen G. Kasnet

James J. Bender

W. Reid Sanders

Hope B.Woodhouse

Rebecca B. Sandberg

Lisa A. Pollina

E. Spencer Abraham

Mary Riskey

PRCM Advisers LLC

IV-3